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                                                                      EXHIBIT 99

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
INVESTOR INQUIRIES:   TOM CROCKER                 MEDIA INQUIRIES:    ANDREW MERRILL, DAVID PITTS
                      CHIEF EXECUTIVE OFFICER                         THE ABERNATHY MACGREGOR GROUP
                      (561) 447-1800                                  (212) 371-5999
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                   KOGER EQUITY ANNOUNCES NON-CORE ASSET SALE

BOCA RATON, FLORIDA - DECEMBER 13, 2001 - Koger Equity, Inc. (NYSE: KE) today announced, in accordance with the previously announced terms, that it had closed the sale of select non-core assets to AP-Knight, LP, an affiliate of Apollo Real Estate Investment Fund (AREIF), for an aggregate price of $303 million, including $207 million cash and the exchange of AREIF's 5.73 million shares of Koger Equity Common Stock (21.4% of the outstanding shares). In addition to the above consideration, Koger will receive a membership interest in an AREIF subsidiary. This interest will provide Koger with a 20% participation in the net cash flow from the disposed assets after AREIF has received a 15% internal rate of return on its equity investment.

Included in the sale are ten properties comprising 75 suburban office buildings and one retail center located throughout San Antonio and Austin, Texas; Greensboro and Charlotte, North Carolina; Greenville, South Carolina and Birmingham, Alabama.

The net cash proceeds from this sale will be used to fund strategic investment opportunities in high growth markets, repay debt and fund a one-time special gain distribution to Koger shareholders. The amount of, and record and payment dates for, the special distribution are expected to be determined by the Company's Board of Directors next week. Koger will continue to manage the disposed assets for which it will receive standard property management fees.


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"We are very pleased to have successfully completed this unique transaction with
Apollo," said Tom Crocker, Chief Executive Officer of Koger. "Koger is now well positioned to execute on its repositioning program. We have the liquidity and balance sheet strength to pursue investments in select, high-growth markets in the Southeast and Southwest in an environment that the Company believes is well suited for strategic buyers."

Morgan Stanley acted as financial advisor to Koger in this transaction. Wachovia Securities acted as financial advisor and placement agent for Apollo. Fleet Securities Inc. provided financing and acted as lead arranger for the transaction.

ABOUT KOGER EQUITY

With the closing of the above asset sale, Koger Equity, Inc. (NYSE: KE) owns and operates 12 suburban office parks and two freestanding buildings, containing 6.9 million rentable square feet, located in eight cities in the Southeast and manages for others eight suburban office parks and two freestanding buildings, containing 3.96 million rentable square feet, located in six cities in the Southeast and Southwest.

CERTAIN MATTERS DISCUSSED IN THIS PRESS RELEASE MAY BE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALTHOUGH KOGER EQUITY, INC. BELIEVES THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, THERE CAN BE NO ASSURANCE THAT ITS EXPECTATIONS WILL BE ATTAINED. CERTAIN FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM KOGER EQUITY'S EXPECTATIONS ARE SET FORTH AS RISK FACTORS IN THE COMPANY'S SEC REPORTS AND FILINGS, INCLUDING ITS ANNUAL REPORT ON FORM 10-K. INCLUDED AMONG THESE


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FACTORS ARE CHANGES IN GENERAL ECONOMIC CONDITIONS, INCLUDING CHANGES IN THE
ECONOMIC CONDITIONS AFFECTING INDUSTRIES IN WHICH ITS PRINCIPAL TENANTS COMPETE; ITS ABILITY TO TIMELY LEASE OR RE-LEASE SPACE AT CURRENT OR ANTICIPATED RENTS; ITS ABILITY TO ACHIEVE ECONOMIES OF SCALE OVER TIME; THE DEMAND FOR TENANT SERVICES BEYOND THOSE TRADITIONALLY PROVIDED BY LANDLORDS; CHANGES IN INTEREST RATES; CHANGES IN OPERATING COSTS; ITS ABILITY TO ATTRACT AND RETAIN HIGH-QUALITY PERSONNEL AT A REASONABLE COST IN A HIGHLY COMPETITIVE LABOR ENVIRONMENT; FUTURE DEMAND FOR ITS DEBT AND EQUITY SECURITIES; ITS ABILITY TO REFINANCE ITS DEBT ON REASONABLE TERMS AT MATURITY; AND ITS ABILITY TO COMPLETE CURRENT AND FUTURE DEVELOPMENT PROJECTS ON SCHEDULE AND ON BUDGET. MANY OF THESE FACTORS ARE BEYOND KOGER EQUITY'S ABILITY TO CONTROL OR PREDICT. FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF PERFORMANCE. FOR FORWARD-LOOKING STATEMENTS CONTAINED OR INCORPORATED BY REFERENCE HEREIN, KOGER EQUITY CLAIMS THE PROTECTION OF THE SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS CONTAINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE OR SUPPLEMENT FORWARD-LOOKING STATEMENTS THAT BECOME UNTRUE BECAUSE OF SUBSEQUENT EVENTS.


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